Exhibit 99.1

Solar Capital Ltd. Announces Quarter and Fiscal Year Ended December 31, 2014 Financial Results; Declares Quarterly Dividend of $0.40 per share for First Fiscal Quarter 2015

NEW YORK—(BUSINESS WIRE)—February 25, 2015— Solar Capital Ltd. (NASDAQ: SLRC), today reported net investment income of $16.8 million, or $0.40 per share, for the fourth quarter and $66.7 million, or $1.56 per share, for the fiscal year. Earnings were $4.9 million, or $0.11 per share, for the quarter ended December 31, 2014 and $48.5 million, or $1.13 per share, for the fiscal year ended December 31, 2014. Net asset value (NAV) per share was $22.05 at December 31, 2014.

Solar Capital Ltd. (the “Company”) also announced that its Board of Directors has declared a quarterly dividend of $0.40 per share for its first fiscal quarter of 2015, which will be payable on April 2, 2015 to stockholders of record on March 19, 2015. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At December 31, 2014:

Investment portfolio fair value: $1.02 billion

Number of portfolio companies: 43

Net assets: $936.6 million

Net asset value per share: $22.05

Portfolio Activity for the Quarter Ended December 31, 2014:

Investments made during the quarter: $115 million

Investments prepaid and sold during the quarter: $224 million

Portfolio Activity for the Year Ended December 31, 2014:

Investments made during the year: $557 million

Investments prepaid and sold during the year: $626 million

Operating Results for the Quarter Ended December 31, 2014:

Net investment income: $16.8 million

Net realized and unrealized loss: $11.9 million

Net increase in net assets from operations: $4.9 million

Net investment income per share: $0.40

Operating Results for the Year Ended December 31, 2014:

Net investment income: $66.7 million

Net realized and unrealized loss: $18.3 million

Net increase in net assets from operations: $48.5 million

Net investment income per share: $1.56

“Our consistently prudent investment approach, coupled with the strategic initiatives we implemented in 2014, have positioned us well for growth in 2015,” said Michael Gross, Chairman and CEO of Solar

Capital Ltd. “We view our predominantly senior secured, floating rate investment portfolio, with no direct exposure to the oil and gas industry, as having a highly attractive risk-reward profile. With our substantial available capital and leverage capacity, we expect to increase our net investment income and grow our dividend through new originations in our core middle market lending business, our strategic investment in Crystal Financial, and our new Senior Secured Unitranche Loan Program joint venture with PIMCO.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, February 26, 2015.

All interested parties may participate in the conference call by dialing (877) 474-9504 approximately 5-10 minutes prior to the call. International callers should dial (857) 244-7557. Participants should reference Solar Capital Ltd. and the participant passcode of 71422391 when prompted. This conference call also can be accessed by all interested parties through Solar Capital Ltd.’s website, www.solarcapltd.com. Additionally, a replay dial-in will be available until March 12, 2015 and can be accessed by dialing (888) 286-8010 and using the passcode 33069648. International callers should dial (617) 801-6888 to listen to the replay.

Portfolio and Investment Activity

During the quarter ended December 31, 2014, we invested approximately $115 million across eight portfolio companies and had investments prepaid or sold of approximately $224 million over the same period. During the quarter ended December 31, 2014, our portfolio company, Crystal Financial LLC (“Crystal Financial”), invested approximately $104 million and had investments repaid of approximately $36 million.

During the year ended December 31, 2014, we invested approximately $557 million across 30 portfolio companies. This compares to investing approximately $330 million in 19 portfolio companies for the previous fiscal year ended December 31, 2013. Investments sold or prepaid during the fiscal year ended December 31, 2014 totaled approximately $626 million versus approximately $658 million for the fiscal year ended December 31, 2013. During the year ended December 31, 2014, Crystal Financial invested approximately $264 million and had investments repaid or sold of approximately $232 million.

At December 31, 2014, measured at fair value, our portfolio consisted of 43 portfolio companies and was invested 58.8% in senior secured loans, 29.1% in Crystal Financial whose portfolio is 100% comprised of senior secured loans, 7.4% in subordinated debt, 2.3% in preferred equity and 2.4% in common equity and warrants excluding Crystal Financial.

The weighted average yield on our portfolio of income producing investments was 9.9% at December 31, 2014, measured at fair value.

At December 31, 2014, 86.3% or $854.1 million of our income producing investment portfolio* is floating rate and 13.7% or $135.5 million is fixed rate, measured at fair value.

Since inception, we and our predecessor companies have invested approximately $3.9 billion in 123 portfolio companies. Over the same period, we have completed transactions with more than 85 different sponsors.

*	We have included Crystal Financial as 100% floating rate.

Results of Operations for the Fiscal Year Ended December 31, 2014 compared to the Fiscal Year Ended December 31, 2013.

Investment Income

For the fiscal years ended December 31, 2014 and 2013, gross investment income totaled $121.9 million and $163.6 million, respectively. The decrease in gross investment income from 2013 to 2014 was primarily due to a smaller income producing portfolio from the net effect of portfolio repayments, as well as portfolio yield compression.

Expenses

Expenses totaled $55.2 million and $78.7 million, respectively, for the fiscal years ended December 31, 2014 and 2013. The decrease in expenses year over year was primarily due to a decrease in performance-based incentive fees on lower investment income, as well as decreases in debt expenses due to lower average borrowings.

Net Investment Income

The Company’s net investment income totaled $66.7 million and $84.9 million, or $1.56 and $1.91 per average share, for the fiscal years ended December 31, 2014 and 2013, respectively.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the fiscal years ended December 31, 2014 and 2013 totaled approximately $18.3 million and $9.6 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal years ended December 31, 2014 and 2013, the Company had a net increase in net assets resulting from operations of $48.5 million and $75.3 million, respectively. For the same periods, earnings per average share were $1.13 and $1.69, respectively.

Liquidity and Capital Resources

At December 31, 2014, the Company had approximately $145.3 million of cash and a total of $490 million of unused credit capacity, subject to borrowing base limitations.

Financial Statements and Tables

SOLAR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except share amounts)

	December 31, 2014	December 31, 2013
Assets
Investments at fair value:
Companies less than 5% owned (cost: $659,552 and $688,685, respectively)	$652,288	$680,720
Companies 5% to 25% owned (cost: $8,511 and $7,789, respectively)	4,646	7,789
Companies more than 25% owned (cost: $339,380 and $394,285, respectively)	363,804	399,890

Total investments (cost: $1,007,443 and $1,090,759, respectively)	1,020,738	1,088,399
Cash and cash equivalents	635,075	585,278
Foreign currency (cost: $275 and $1,702, respectively)	265	1,701
Interest receivable	4,549	5,623
Dividends receivable	8,258	8,605
Deferred financing costs	3,263	3,300
Derivatives	—	—
Receivable for investments sold	13,138	14,870
Prepaid expenses and other assets	1,048	666

Total assets	$1,686,334	$1,708,442

Liabilities
Revolving credit facilities	$—	$—
Unsecured senior notes	100,000	100,000
Senior secured notes	75,000	75,000
Term loan	50,000	50,000
Distributions payable	16,986	17,698
Payable for investments and cash equivalents purchased	492,475	454,887
Management fee payable	6,109	5,780
Performance-based incentive fee payable	4,198	4,633
Administrative services expense payable	2,427	2,085
Interest payable	1,504	1,499
Other liabilities and accrued expenses	1,067	1,223

Total liabilities	$749,766	$712,805

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,465,162 and 44,244,195 shares issued and outstanding, respectively	$425	$442
Paid-in capital in excess of par	991,963	1,110,545
Distributions in excess of net investment income	(8,599)	(17,344)
Accumulated net realized loss	(60,506)	(92,706)
Net unrealized appreciation (depreciation)	13,285	(5,300)

Total net assets	$936,568	$995,637

Net Asset Value Per Share	$22.05	$22.50

SOLAR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share amounts)

	Year ended December 31, 2014	Year ended December 31, 2013
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$84,791	$106,523
Companies 5% to 25% owned	564	6,333
Companies more than 25% owned	3,349	10,728
Dividends:
Companies 5% to 25% owned	—	5,565
Companies more than 25% owned	33,233	34,444

Total investment income	121,937	163,593

EXPENSES:
Management fees	24,651	26,794
Performance-based incentive fees	7,411	21,234
Interest and other credit facility expenses	14,448	20,051
Administrative services expense	5,362	4,741
Other general and administrative expenses	3,358	5,428

Total expenses	55,230	78,248

Net investment income before income tax expense	66,707	85,345
Income tax expense	—	410

Net investment income	$66,707	$84,935

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS, FOREIGN CURRENCIES AND DERIVATIVES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$(6,667)	$(31,679)
Companies 5% to 25% owned	1,176	(14,273)
Companies more than 25% owned	(25,337)	472

Net realized loss on investments and cash equivalents	(30,828)	(45,480)
Net realized gain (loss) on foreign currencies and derivatives:	(6,012)	1,055

Net realized loss	(36,840)	(44,425)

Net change in unrealized gain (loss) on investments and cash equivalents	15,655	34,189
Net change in unrealized gain (loss) on foreign currencies and derivatives	2,930	611

Net change in unrealized gain (loss)	18,585	34,800

Net realized and unrealized gain (loss) on investments, cash equivalents, foreign currencies and derivatives	(18,255)	(9,625)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$48,452	$75,310

EARNINGS PER SHARE	$1.13	$1.69

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact

Investor Relations

(646) 308-8770